Calculation of Filing Fee Tables
S-3
Ready Capital Corp
Table 1: Newly Registered and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)	78,366,304		$ 78,366,304.00	0.0001531	$ 11,997.88
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts:				$ 78,366,304.00		$ 11,997.88
		Total Fees Previously Paid:						$ 0.00
		Total Fee Offsets:						$ 11,997.88
		Net Fee Due:						$ 0.00
Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Ready Capital Corp	S-3	333-240086	07/24/2020		$ 10,171.95	Equity	Common Stock, par value $0.0001 per share	78,366,304	$ 78,366,304.00
Fee Offset Claims	2	Ready Capital Corp	S-3	333-240086	07/24/2020		$ 1,825.93	Debt	6.20% Senior Notes due 2026 and 5.75% Senior Notes due 2026	100,000,000	$ 100,000,000.00
Fee Offset Sources		Ready Capital Corp	S-3	333-285998		03/21/2025						$ 129,800.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registration fee was paid in connection with the Registrant's registration statement on Form S-3, filed with the Securities and Exchange Commission on July 24, 2020 (File No. 333-240086) (the "2020 Registration Statement"). The 2020 Registration Statement registered $1,000,000,000 of the Registrant's Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Rights. In connection with the filing of the 2020 Registration Statement, the registrant paid a registration fee of $129,800 to register securities with a maximum aggregate offering price of $1,000,000,000. Securities being offered under this final prospectus supplement include unsold securities initially registered on the prospectus supplement filed pursuant to Rule 424(b)(3) on July 9, 2021 (the "Initial Equity Prospectus Supplement") and the accompanying prospectus, dated August 4, 2020, included in the registrant's 2020 Registration Statement, and subsequently registered on the prospectus supplement filed pursuant to Rule 424(b)(3) on March 8, 2022 (the "Subsequent Equity Prospectus Supplement") and the accompanying prospectus, dated January 11, 2022, included in the registrant's then-active registration statement on Form S-3, filed with the Securities and Exchange Commission on January 11, 2022 (File No. 333-262104) (the "2022 Registration Statement"). As of the date hereof, the registrant has not sold $78,366,304 of the $150,000,000 of the registrant's common stock, par value $0.0001 per share, that was originally registered pursuant to the Initial Equity Prospectus Supplement and subsequently registered pursuant to the Subsequent Equity Prospectus Supplement (the "Unsold Equity Securities"). In connection with the filing of the 2020 Registration Statement, the registrant paid a registration fee of $129,800 to register securities with a maximum aggregate offering price of $1,000,000,000. $10,171.95 of such registration fee was applied to the registration of the Unsold Securities on the Initial Prospectus Supplement. The prior registration statement has expired and is withdrawn.

[2]	The registration fee was paid in connection with the Registrant's registration statement on Form S-3, filed with the Securities and Exchange Commission on July 24, 2020 (File No. 333-240086) (the "2020 Registration Statement"). The 2020 Registration Statement registered $1,000,000,000 of the Registrant's Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Rights. In connection with the filing of the 2020 Registration Statement, the registrant paid a registration fee of $129,800 to register securities with a maximum aggregate offering price of $1,000,000,000. In addition, the Registrant previously registered $100,000,000 of its 6.20% Senior Notes due 2026 and 5.75% Senior Notes due 2026 (together, the "Debt Securities") pursuant to a prospectus supplement filed pursuant to Rule 424(b)(3) on May 20, 2021 and the accompanying prospectus, dated August 4, 2020, included in the registrant's 2020 Registration Statement, and subsequently registered on the prospectus supplement filed pursuant to Rule 424(b)(3) on March 8, 2022, and the accompanying prospectus, dated January 11, 2022, included in the 2022 Registration Statement. As of the date hereof, all $100,000,000 of the Debt Securities remain unsold. In connection with the filing of the 2020 Registration Statement, the registrant paid a registration fee of $129,800 to register securities with a maximum aggregate offering price of $1,000,000,000. $19,470.00 of such registration fee was applied to the registration of the unsold Debt Securities. The prior registration statement has expired and is withdrawn.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $78,366,304.00. The prospectus is a final prospectus for the related offering.